                                                                     EXHIBIT 4.1

                    NAVISTAR FINANCIAL SECURITIES CORPORATION

                                     SELLER

                         NAVISTAR FINANCIAL CORPORATION

                                    SERVICER

                                       AND

                              THE BANK OF NEW YORK

                              MASTER TRUST TRUSTEE

                ON BEHALF OF THE SERIES 2003-1 CERTIFICATEHOLDERS

                       ----------------------------------

                            SERIES 2003-1 SUPPLEMENT

                            DATED AS OF JULY 10, 2003

                                       TO

                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JUNE 8, 1995

                       ----------------------------------

   CLASS A, FLOATING RATE DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 2003-1 CLASS B, FLOATING RATE DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 2003-1

                   NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

                                TABLE OF CONTENTS

ARTICLE I CREATION OF SERIES 2003-1 AND THE SERIES 2003-1 CERTIFICATES............................4
     SECTION 1.01  Designation....................................................................4

ARTICLE II DEFINITIONS............................................................................4
     SECTION 2.01  Definitions....................................................................4

ARTICLE III SERVICING FEE........................................................................18
     SECTION 3.01  Servicing Compensation18

ARTICLE IV RIGHTS OF SERIES 2003-1 CERTIFICATEHOLDERS AND
     ALLOCATION AND APPLICATION OF COLLECTIONS...................................................18
     SECTION 4.01  Rights of the Series 2003-1 Certificateholders................................18
     SECTION 4.02  Establishment of Series Principal Account, Spread Account and
                    Liquidity Reserve Account....................................................19
     SECTION 4.03  [Reserved.]...................................................................22
     SECTION 4.04  Application of Available Certificateholder Interest Collections...............22
     SECTION 4.05  Application of Available Seller's Finance Charge Collections,
                    Spread Account and Liquidity Reserve Account to Deficiency Amount............23
     SECTION 4.06  Certificateholder Charge-Offs.................................................24
     SECTION 4.07  Application of Seller's Finance Charge Collections............................24
     SECTION 4.08  Application of Series Allocable Principal Collections.........................25
     SECTION 4.09  Shared Principal Collections..................................................27
     SECTION 4.10  Distributions to Series 2003-1 Certificateholders.............................27
     SECTION 4.11  Accumulation Period Length; Accumulation Period Commencement Date.............28
     SECTION 4.12  Partial Month Due Period......................................................28
     SECTION 4.13  Additional Rights upon the Occurrence of Certain Events.......................28

ARTICLE V DISTRIBUTIONS AND REPORTS TO SERIES 2003-1 CERTIFICATEHOLDERS..........................29
     SECTION 5.01  Distributions.................................................................29
     SECTION 5.02  Monthly and Annual Certificateholders' Statement..............................29

ARTICLE VI EARLY AMORTIZATION EVENTS.............................................................31
     SECTION 6.01  Additional Early Amortization Events..........................................31

ARTICLE VII OTHER SERIES PROVISIONS..............................................................34
     SECTION 7.01  Conveyance of Dealer Notes....................................................34
     SECTION 7.02  Tax Treatment.................................................................34

ARTICLE VIII FINAL DISTRIBUTIONS.................................................................36
     SECTION 8.01  Sale of Investors' Interest Pursuant to Section 2.07 of the
                    Agreement; Distributions Pursuant to Section 2.03 or 12.03 of the
                    Agreement....................................................................36

     SECTION 8.02  Distribution of Proceeds of Sale, Disposition or Liquidation of the
                    Dealer Notes Pursuant to Section 9.02 of the Agreement.......................36

ARTICLE IX MISCELLANEOUS PROVISIONS..............................................................38
     SECTION 9.01  Ratification of Agreement.....................................................38
     SECTION 9.02  Counterparts..................................................................38
     SECTION 9.03  GOVERNING LAW.................................................................38
     SECTION 9.04  Tax Disclosure................................................................38
     SECTION 9.05  Consent to Amendment..........................................................38

EXHIBITS

Exhibit A-1  -   Form of Class A Certificate

Exhibit A-2  -   Form of Class B Certificate

Exhibit B    -   Form of Monthly Servicer and Settlement Statement

                            SERIES 2003-1 SUPPLEMENT
                       TO POOLING AND SERVICING AGREEMENT

          SERIES 2003-1 SUPPLEMENT dated as of July 10, 2003 (the "Series Supplement"), by and among NAVISTAR FINANCIAL SECURITIES CORPORATION, a Delaware corporation, as Seller (the "Seller"), NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, as Servicer (the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Master Trust Trustee") under the Pooling and Servicing Agreement, dated as of June 8, 1995 (as amended and supplemented, the "Agreement") among the Seller, the Servicer and the Master Trust Trustee.

          Section 6.09 of the Agreement provides that the Seller may from time to time direct the Master Trust Trustee to issue, on behalf of the Master Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Master Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Series Supplement, the Seller and the Master Trust Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                    ARTICLE I
                          CREATION OF SERIES 2003-1 AND
                         THE SERIES 2003-1 CERTIFICATES

     SECTION 1.01  DESIGNATION.

          (a) There is hereby created a new Series pursuant to the Agreement and this Series Supplement to be known as the "Series 2003-1." The interest of the Investor Certificateholders in Series 2003-1 shall be represented by the "Class A Certificates" and the "Class B Certificates" (collectively, the "Series 2003-1 Certificates").

          (b) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern with respect to Series 2003-1.

                                   ARTICLE II
                                   DEFINITIONS

     SECTION 2.01  DEFINITIONS.

          (a) Whenever used in this Series Supplement, the following words and phrases shall have the following meanings:

          "ACCUMULATION PERIOD" shall mean, unless an Early Amortization Event shall have occurred prior thereto, the period commencing on the Accumulation Period Commencement Date and ending upon the first to occur of (a) the commencement of an Early Amortization Period and (b) the payment of the Invested Amount in full.

          "ACCUMULATION PERIOD COMMENCEMENT DATE" shall mean the first day of the Nth full Due Period prior to the Expected Principal Payment Date where N is the number of Due Periods in the Accumulation Period Length; PROVIDED, HOWEVER, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other outstanding Series shall have entered into an investment period or an early amortization period; and PROVIDED FURTHER that, if the Accumulation Period Length and the Accumulation Period Commencement Date have been determined pursuant to SECTION 4.11 but the Accumulation Period has not commenced and any other outstanding Series shall enter into an investment period or an early amortization period, the Accumulation Period Commencement Date shall be the date that such outstanding Series shall have entered into an investment period or an early amortization period.

          "ACCUMULATION PERIOD LENGTH" shall mean a period which is between one and nine Due Periods and which is determined by the Servicer pursuant to SECTION 4.11.

          "ADJUSTED INVESTED AMOUNT" shall mean, with respect to any Distribution Date, an amount (which shall never be less than zero) equal to (1) the sum of the Class A Initial Invested Amount, AND the Class B Initial Invested Amount, PLUS (2) the Available Subordinated Amount as of the end of the related Transfer Date, MINUS (3) the sum of (a) the aggregate amount of Class A Certificateholder Charge-Offs not reimbursed on or prior to such Distribution Date and (b) the aggregate amount of Class B Certificateholder Charge-Offs not reimbursed on or prior to such Distribution Date; PROVIDED that, for purposes of calculating the Series Allocation Percentage, the Series 2003-1 shall be deemed to have been outstanding as of June 25, 2003 with respect to allocations of Principal Collections and related concepts and as of June 25, 2003 with respect to Finance Charge Collections and related concepts, in each case with an Adjusted Invested Amount of $231,080,000.

          "AMORTIZING DUE PERIOD" shall have the meaning specified in SECTION 4.12.

          "AVAILABLE CERTIFICATEHOLDER INTEREST COLLECTIONS" shall mean, with respect to any Due Period, the sum of (a) Investor Finance Charge Collections for such Due Period and (b) Investment Income for that Due Period.

          "AVAILABLE DRAW FUNDS" shall have the meaning specified in SECTION 4.05(b).

          "AVAILABLE SELLER'S FINANCE CHARGE COLLECTIONS" shall mean, with respect to any Due Period, an amount equal to the product of (a) the excess of
(i) the Seller's Percentage for such Due Period over (ii) the result (if positive) of the Excess Seller's Percentage for such Due Period MINUS the Required Excess Seller Interest Percentage and (b) Series Allocable Finance Charge Collections for such Due Period; PROVIDED, HOWEVER, that Available Seller's Finance Charge Collections shall be zero for any Due Period to the extent the Available Subordinated Amount equals or is reduced to zero on the Transfer Date related to such Due Period.

          "AVAILABLE SELLER'S PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day, an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the Due Period in which such Business Day occurs over
(ii) the Excess Seller's Percentage for such Due Period and (b) Series Allocable Principal Collections for such Business Day; PROVIDED, HOWEVER, that Available Seller's Principal Collections shall be zero for any Business Day to the extent the

Available Subordinated Amount equals or is reduced to zero on the Transfer Date immediately preceding such Business Day.

          "AVAILABLE SUBORDINATED AMOUNT" shall mean for the first Transfer Date after the Closing Date, $19,080,000, and for each Transfer Date thereafter (before giving effect to all adjustments in the Available Subordinated Amount thereto on such Transfer Date), the lesser of (i) the Maximum Subordinated Amount as of such Transfer Date and (ii) the Available Subordinated Amount as of the end of the preceding Transfer Date.

          "AVERAGE COVERAGE DIFFERENTIAL" shall be determined, on any Determination Date, by reference to the Coverage Differentials for each of the related Due Period and the three immediately preceding Due Periods, and shall equal the sum of the three highest such Coverage Differentials DIVIDED BY three. Average Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "BACK UP SERVICER TRIGGER EVENT" shall mean, with respect to Series 2003-1, any event specified in SECTION 7.03 of this Series Supplement.

          "BUSINESS DAY" shall mean, with respect to Series 2003-1, any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, Chicago, Illinois, or the city in which the Corporate Trust Office is located, or in connection with the determination of LIBOR, London, England, are authorized or obligated by law or executive order to be closed or remain closed.

          "CERTIFICATEHOLDER CHARGE-OFF" shall have the meaning specified in
SECTION 4.06.

          "CLASS A CERTIFICATE RATE" shall mean the interest rate on the Class A Certificates, which shall equal 1.41313% for the Initial Distribution Period and for each Distribution Period thereafter will equal LIBOR as of the related LIBOR Determination Date plus 0.30%.

          "CLASS A CERTIFICATEHOLDER CHARGE-OFF" shall have the meaning specified in SECTION 4.06.

          "CLASS A CERTIFICATEHOLDERS" shall mean the holders of Class A Certificates.

          "CLASS A CERTIFICATES" shall mean any one of the certificates executed by the Seller and authenticated by the Master Trust Trustee, substantially in the form of EXHIBIT A-1.

          "CLASS A INITIAL INVESTED AMOUNT" shall mean $200,000,000.

          "CLASS A INVESTED AMOUNT" shall mean, with respect to any Distribution Date, an amount (which shall never be less than zero) equal to the Class A Initial Invested Amount, MINUS the sum of (a) the aggregate amount of payments of principal in respect of the Class A Certificates made to Class A Certificateholders on or prior to such Distribution Date, (b) the aggregate amount of Class A Certificateholder Charge-Offs not reimbursed pursuant to
SECTION 4.04(a)(v) on or prior to such Distribution Date, and (c) the aggregate amount of Class A Principal Account Losses on or prior to such Distribution Date.

          "CLASS A MONTHLY INTEREST" shall mean, with respect to each Transfer Date related to a Distribution Period, an amount equal to the product of (a) the Class A Certificate Rate for such Distribution Period and (b) the Class A Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of the preceding Distribution Date (or the Class A Initial Invested Amount with respect to the first Transfer Date) and (c) a fraction, which (i) with respect to the first Transfer Date, shall be equal to 46 DIVIDED BY 360 and (ii) with respect to each subsequent Transfer Date, shall be equal to the actual number of days in the related Distribution Period divided by 360.

          "CLASS A PRINCIPAL ACCOUNT LOSSES" means, with respect to any Distribution Date, the amount of Series Principal Account Losses since the prior Distribution Date that are not Class B Principal Account Losses, but not more than the amount that would reduce the Class A Invested Amount to zero.

          "CLASS B CERTIFICATE RATE" shall mean the interest rate on the Class B Certificates, which shall equal 2.31313% for the Initial Distribution Period and for each Distribution Period thereafter will equal LIBOR as of the related LIBOR Determination Date plus 1.20%.

          "CLASS B CERTIFICATEHOLDER CHARGE-OFF" shall have the meaning specified in SECTION 4.06.

          "CLASS B CERTIFICATEHOLDERS" shall mean the holders of Class B Certificates.

          "CLASS B CERTIFICATES" shall mean any one of the certificates executed by the Seller and authenticated by the Master Trust Trustee, substantially in the form of EXHIBIT A-2.

          "CLASS B INITIAL INVESTED AMOUNT" shall mean $12,000,000.

          "CLASS B INVESTED AMOUNT" shall mean, with respect to any Distribution Date, an amount (which shall never be less than zero) equal to the Class B Initial Invested Amount, MINUS the sum of (a) the aggregate amount of payments of principal in respect of the Class B Certificates made to Class B Certificateholders on or prior to such Distribution Date, (b) the aggregate amount of Class B Certificateholder Charge-Offs not reimbursed pursuant to
SECTION 4.04(a)(vi) on or prior to such Distribution Date, and (c) the aggregate amount of Class B Principal Account Losses on or prior to such Distribution Date.

          "CLASS B MONTHLY INTEREST" shall mean, with respect to each Transfer Date related to a Distribution Period, an amount equal to the product of (a) the Class B Certificate Rate for such Distribution Period and (b) the Class B Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of the preceding Distribution Date (or the Class B Initial Invested Amount with respect to the first Transfer Date) and (c) a fraction, which (i) with respect to the first Transfer Date, shall be equal to 46 DIVIDED BY 360 and (ii) with respect to each subsequent Transfer Date, shall be equal to the actual number of days in the related Distribution Period divided by 360.

          "CLOSING DATE" shall mean July 10, 2003.

          "CLASS B PRINCIPAL ACCOUNT LOSSES" means, with respect to any Distribution Date, the amount of Series Principal Account Losses since the prior Distribution Date, but not more than the amount that would reduce the Class B Invested Amount to zero.

          "COMMON DEPOSITORY" shall mean Cede & Co.

          "CONTROLLED AMORTIZATION AMOUNT" shall mean an amount equal to the result of (a) the Invested Amount as of the Distribution Date preceding the Specified Accumulation Period Commencement Date DIVIDED BY (b) the Accumulation Period Length.

          "CONTROLLED DEPOSIT AMOUNT" shall mean, with respect to any Due Period occurring during the Accumulation Period, the excess, if any, of (a) the product of (i) the Controlled Amortization Amount and (ii) the number of Due Periods that have elapsed with respect to the Accumulation Period through and including that Due Period (but not in excess of the Accumulation Period Length) over (b) the amount on deposit in the Series Principal Account at the close of business on the last Business Day of the preceding Due Period; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Controlled Deposit Amount at any time and from time to time.

          "COVERAGE DIFFERENTIAL" shall mean, with respect to any Due Period, the result of (a) the Portfolio Yield for such Due Period MINUS (b) the sum of
(i) the Weighted Average Certificate Rate for the related Distribution Period and (ii) one percent (1%). Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "DEFICIENCY AMOUNT" shall have the meaning specified in SECTION
4.05(a).

          "DRAW AMOUNT" shall mean, with respect to any Transfer Date, the least of (a) the Deficiency Amount for such Transfer Date, (b) the Available Subordinated Amount as of the end of the preceding Transfer Date and (c) Available Draw Funds for such Transfer Date.

          "EARLY AMORTIZATION EVENT" shall mean, with respect to Series 2003-1, any event specified in SECTION 9.01(c) of the Agreement, together with any additional Early Amortization Event specified in SECTION 6.01 of this Series Supplement, but shall not mean any other event specified in SECTION 9.01 of the Agreement.

          "EARLY AMORTIZATION PERIOD" shall mean an Early Amortization Period with respect to Series 2003-1 that occurs as a result of any event specified in
SECTION 9.01(c) of the Agreement or any Early Amortization Event specified in
SECTION 6.01 of this Series Supplement.

          "EARLY AMORTIZATION PERIOD SHORTFALL AMOUNT" shall have the meaning specified in SECTION 4.08(e).

          "ELIGIBLE INVESTMENTS" shall mean

          (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clause (iv) below) remaining maturities occurring not later than the Distribution Date next succeeding the Master Trust Trustee's acquisition thereof, except as otherwise described herein, that evidence:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

               (ii) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the Master Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

               (iii) commercial paper having, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

               (iv) investments in money market funds or common trust funds having a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates or otherwise approved in writing by each of such Rating Agencies (including funds for which the Master Trust Trustee or any of its affiliates is investment manager or advisor, so long as such fund shall have such rating);

               (v) repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case, entered into with a depository institution or trust company (acting as principal) described in clause (ii) or (y) the counterparty for which has a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates, the collateral for which is held by a custodial bank for the benefit of the Master Trust or the Master Trust Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which required liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

               (vi) commercial paper master notes where the issuer has, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the Series 2003-1; and

          (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition is satisfied.

          Unless the Rating Agency Condition is satisfied, Eligible Investments of funds in the Series Principal Account and the Liquidity Reserve Account will be subject to the following additional restrictions: (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible Investments of the type specified in clause (a)(i)); and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, LIBOR or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

          "EXCESS SELLER'S PERCENTAGE" shall mean, with respect to any Due Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the excess of (a) the Seller's Percentage for such Due Period, over (b) the percentage equivalent (which percentage shall never be less than 0% nor more than 100%) of a fraction, the numerator of which is the Available Subordinated Amount as of the end of the related Transfer Date and the denominator of which is the product of (x) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the immediately preceding Due Period and (y) the Series 2003-1 Allocation Percentage for the Due Period for which the Excess Seller's Percentage is being calculated.

          "EXCESS SELLER'S PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day during a Due Period, the product of (a) Series Allocable Principal Collections for such Business Day and (b) the Excess Seller's Percentage for such Due Period.

          "EXPECTED PRINCIPAL PAYMENT DATE" shall mean June 26, 2006.

          "FLOATING ALLOCATION PERCENTAGE" shall mean, with respect to any Due Period , the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the immediately preceding Distribution Date (after giving effect to all increases and reductions thereof on such Distribution Date) and the denominator of which is the product of (a) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the immediately preceding Due Period, and
(b) the Series 2003-1 Allocation Percentage for the Due Period for which the Floating Allocation Percentage is being calculated.

          "INITIAL DISTRIBUTION PERIOD" shall mean the period from July 10, 2003 through August 24, 2003.

          "INITIAL INVESTED AMOUNT" shall mean the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

          "INITIAL SPREAD ACCOUNT REQUIRED AMOUNT" shall mean $2,650,000.

          "INVESTED AMOUNT" shall mean, with respect to any Distribution Date, the sum of the Class A Invested Amount as of such Distribution Date and the Class B Invested Amount as of such Distribution Date.

          "INVESTMENT INCOME" shall mean, for any Due Period with respect to Series 2003-1, the sum of (i) income (net of investment expenses and losses) during such Due Period from the investment of funds on deposit in the Series Principal Account, the Distribution Account maintained for the Series 2003-1 Certificateholders and the Spread Account and (ii) the product of (a) the Series Allocation Percentage for such Due Period and (b) income (net of investment expenses and losses) from the investment of funds on deposit in the Collections Account and the Excess Funding Account.

          "INVESTOR DEALER NOTE LOSSES" shall mean, with respect to any Due Period , the product of (a) the Floating Allocation Percentage for such Due Period and (b) Series Allocable Dealer Note Losses for such Due Period.

          "INVESTOR FINANCE CHARGE COLLECTIONS" shall mean, with respect to any Due Period, an amount equal to the product of (a) the Floating Allocation Percentage for such Due Period and (b) Series Allocable Finance Charge Collections for such Due Period.

          "INVESTOR PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day, the sum of (a) the product of (i) with respect to the Revolving Period, the Floating Allocation Percentage and with respect to the Accumulation Period or any Early Amortization Period, the Principal Allocation Percentage, in either case for the Due Period in which such Business Day occurs and (ii) Series Allocable Principal Collections for such Business Day and (b) on any Transfer Date, the amount, if any, of Available Certificateholder Interest Collections treated as Investor Principal Collections pursuant to SECTIONS 4.04(a)(iv), (v) and (vi).

          "INVESTOR SERVICING FEE" shall have the meaning specified in SECTION 3.01.

          "ITEC" shall mean International Truck and Engine Corporation (formerly known as Navistar International Transportation Corp.).

          "LIBOR" shall mean the interest rate determined by the Master Trust Trustee in accordance with the following provisions:

          (i) On each LIBOR Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Determination Date. Such posted offered rates are for value on the second Business Day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of such offered rates as determined by the Master Trust Trustee. If fewer than two offered rates appear, LIBOR in respect of such LIBOR Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on such LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, such deposits commencing on the second Business Day immediately following such LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Master Trust Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the Master Trust Trustee at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, such loans commencing on the second Business Day immediately following such LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, provided, however, that if the banks in The City of New York selected as aforesaid by the Master Trust Trustee are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Determination Date will be LIBOR in effect immediately prior to such LIBOR Determination Date.

          "LIBOR DETERMINATION DATE" shall mean, with respect to any Distribution Period, the date which is two Business Days prior to the start of such Distribution Period, or with respect to the Initial Distribution Period is July 8, 2003.

          "LIQUIDITY RESERVE ACCOUNT" shall have the meaning specified in
SECTION 4.02(c)(i).

          "MAXIMUM SUBORDINATED AMOUNT" shall mean, with respect to any Transfer Date, the product of (a) the Invested Amount as of the preceding Distribution Date and (b) the Subordinated Percentage; PROVIDED, HOWEVER, that with respect to a Transfer Date related to a Due Period occurring during an Early Amortization Period, the Maximum Subordinated Amount shall not decline until the Invested Amount equals the Maximum Subordinated Amount, and thereafter the Maximum Subordinated Amount shall equal the Invested Amount.

          "MINIMUM SERIES 2003-1 SELLER'S INTEREST" shall mean, with respect to any Business Day, the sum of (a) the Available Subordinated Amount as of the end of the preceding Transfer Date and (b) the Required Excess Seller Interest as of the end of the preceding Distribution Date.

          "MONTHLY SERVICING FEE" shall have the meaning specified in SECTION 3.01.

          "NEW VEHICLE MONTHLY INTEREST RATE" shall mean, with respect to any Due Period, the product of (a) the per annum rate of interest and finance charges billed by NFC during such Due

Period on New Vehicle Dealer Notes and (b) the quotient of (i) the number of days during such Due Period and (ii) the actual number of days in the related calendar year.

          "PORTFOLIO YIELD" shall mean, with respect to any Due Period, the product of (a) the quotient of (i) Finance Charges for such Due Period and (ii) the daily average principal amount of Dealer Notes outstanding during such Due Period and (b) a fraction, the numerator of which is 365 and the denominator of which is the actual number of days elapsed during such Due Period. Portfolio Yield shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

          "PRINCIPAL ALLOCATION PERCENTAGE" shall mean, with respect to any Due Period occurring during the Accumulation Period or any Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the end of the Revolving Period and the denominator of which is equal to the product of (a) the sum of the aggregate amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the Revolving Period and (b) the Series 2003-1 Allocation Percentage for the Due Period for which the Principal Allocation Percentage is being calculated.

          "PRINCIPAL SHORTFALL" shall mean, with respect to Series 2003-1, the Series 2003-1 Principal Shortfall.

          "PROJECTED DEALER NOTE INCOME" shall mean, on any Transfer Date, an amount equal to the sum of (a) the product of (i) the principal amount of Dealer Notes financing new vehicles outstanding on such Transfer Date, (ii) the New Vehicle Monthly Interest Rate for the Due Period in which such Transfer Date occurs and (iii) the Series 2003-1 Allocation Percentage for such Due Period and
(b) the product of (i) the principal amount of Dealer Notes financing used vehicles outstanding on such Transfer Date, (ii) the Used Vehicle Monthly Interest Rate for such Due Period and (iii) the Series 2003-1 Allocation Percentage for such Due Period.

          "PROJECTED MONTHLY INTEREST" shall mean, on any Transfer Date with respect to the Distribution Period immediately following such Transfer Date, an amount equal to the sum of (1) the product of (A) the Class A Certificate Rate for the Distribution Period immediately following such Transfer Date, (B) the Class A Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of such Transfer Date and (C) the result of (i) the actual number of days in such immediately following Distribution Period divided by (ii) 360 and (2) the product of (A) the Class B Certificate Rate for the Distribution Period immediately following such Transfer Date, (B) the Class B Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of such Transfer Date and (C) the result of (i) the actual number of days in such immediately following Distribution Period divided by (ii) 360.

          "PROJECTED MONTHLY SERVICING FEE" shall mean, on any Transfer Date with respect to the Due Period in which such Transfer Date occurs, an amount equal to one-twelfth of the product of (a) 1%, (b) the aggregate principal amount of Dealer Notes as of such Transfer Date, (c) the Series 2003-1 Allocation Percentage for the Due Period related to such Transfer Date and (d) the Floating Allocation Percentage for the Due Period related to such Transfer Date.

          "PROJECTED SPREAD" shall mean, on any Transfer Date with respect to the Distribution Period next following the Distribution Period to which such Transfer Date relates, the sum of (a) the positive amount, if any, by which (i) the sum of (A) Projected Monthly Interest for such Distribution Period and (B) the Projected Monthly Servicing Fee for the Due Period in which such Transfer Date occurs exceeds (ii) the Projected Dealer
Note Income as of such Transfer Date and (b) 1.25% of the Invested Amount as of the preceding Distribution Date.

          "REASSIGNMENT AMOUNT" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount on such Distribution Date, and (b) accrued and unpaid interest thereon.

          "REFERENCE BANKS" shall mean the principal London offices of JPMorgan Chase Bank, Citibank and Bank of America.

          "REMAINING AVAILABLE SELLER'S PRINCIPAL CALCULATIONS" shall have the meaning specified in SECTION 4.08(d).

          "REQUIRED EXCESS SELLER INTEREST" shall mean, with respect to any Business Day, 3.0% of the Invested Amount as of the end of the preceding Distribution Date (and such percentage shall be the "REQUIRED EXCESS SELLER INTEREST PERCENTAGE").

          "REQUIRED SUBORDINATED AMOUNT" shall mean, with respect to any Transfer Date related to a Due Period, an amount equal to 79.0% of the Maximum Subordinated Amount as of such Transfer Date.

          "REVOLVING DUE PERIOD" shall have the meaning specified in SECTION
4.12.

          "REVOLVING PERIOD" shall mean, unless an Early Amortization Event shall have occurred prior thereto, the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the Business Day immediately preceding the Accumulation Period Commencement Date and (b) the close of business on the Business Day immediately preceding the day on which an Early Amortization Event occurs.

          "SELLER'S PERCENTAGE" shall mean, with respect to any Due Period, 100% MINUS (a) the Floating Allocation Percentage for such Due Period, when used with respect to Finance Charge Collections and Dealer Note Losses at all times or Principal Collections during the Revolving Period, and (b) the Principal Allocation Percentage for such Due Period, when used with respect to Principal Collections during the Accumulation Period or any Early Amortization Period, PROVIDED, HOWEVER, such percentage shall never be less than 0% nor more than 100%.

          "SELLER'S PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day, an amount equal to the sum of (a) Available Seller's Principal Collections for such Business Day and (b) Excess Seller's Principal Collections for such Business Day.

          "SERIES 2003-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

          "SERIES 2003-1 ACCOUNTS" shall mean, collectively, the Series Principal Account, the Distribution Account maintained for the Series 2003-1 Certificateholders, the Liquidity Reserve Account and the Spread Account.

          "SERIES 2003-1 ACCUMULATION PERIOD PRINCIPAL SHORTFALL" shall mean, with respect to any Business Day occurring during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the Due Period in which such Business Day occurs over the amount of Investor Principal Collections deposited in the Series Principal Account on such Business Day when added to the amount of Investor Principal Collections previously deposited in the Series Principal Account during such Due Period.

          "SERIES 2003-1 ALLOCATION PERCENTAGE" shall mean the Series Allocation Percentage with respect to Series 2003-1.

          "SERIES 2003-1 CERTIFICATEHOLDERS" shall mean the Class A Certificateholders and the Class B Certificateholders.

          "SERIES 2003-1 CERTIFICATEHOLDERS' INTEREST" shall mean that portion of the Certificateholders' Interest evidenced by the Series 2003-1 Certificates.

          "SERIES 2003-1 CERTIFICATES" shall mean the Class A Certificates and the Class B Certificates.

          "SERIES 2003-1 PRINCIPAL SHORTFALL" shall equal either (a) with respect to any Business Day occurring during the Accumulation Period, the Series 2003-1 Accumulation Period Principal Shortfall or (b) with respect to any Business Day during any Early Amortization Period, the excess, if any, of the Invested Amount (reduced by (i) amounts on deposit in the Series Principal Account and (ii) the aggregate amount of Series Principal Account Losses for the Due Period in which such Business Day occurs) as of the immediately preceding Distribution Date over Investor Principal Collections for such Business Day.

          "SERIES 2003-1 RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer, and the Master Trust Trustee in writing that such action will not result in a reduction or withdrawal of the rating of the Series 2003-1 Certificates with respect to which it is a Rating Agency.

          "SERIES 2003-1 SHARED PRINCIPAL COLLECTIONS" shall have the meaning specified in SECTION 4.09(b).

          "SERIES 2003-1 SHARED SELLER PRINCIPAL COLLECTIONS" shall have the meaning specified in SECTION 4.08(d)(iv).

          "SERIES ALLOCABLE DEALER NOTE LOSSES" shall mean, with respect to any Due Period, the product of (a) the Series 2003-1 Allocation Percentage for such Due Period and (b) Dealer Note Losses for such Due Period.

          "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS" shall mean, with respect to any Due Period, the product of (a) the Series 2003-1 Allocation Percentage for such Due Period and (b) the amount of Finance Charge Collections for such Due Period.

          "SERIES ALLOCABLE PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day, the sum of (a) the product of (i) the Series 2003-1 Allocation Percentage for the related Due Period and (ii) the amount of Principal Collections deposited in the Collections Account on such

Business Day and (b) if the Accumulation Period Commencement Date occurs on such Business Day, the product of (i) the Series 2003-1 Allocation Percentage for such Due Period and (ii) the amount of funds on deposit in the Excess Funding Account on such Accumulation Period Commencement Date.

          "SERIES INVESTED AMOUNT" shall mean, with respect to Series 2003-1, the Invested Amount.

          "SERIES PRINCIPAL ACCOUNT" shall have the meaning specified in SECTION 4.02(a)(i).

          "SERIES PRINCIPAL ACCOUNT LOSSES" shall mean losses of principal on investment of funds in the Series Principal Account.

          "SERIES TERMINATION DATE" shall mean June 25, 2009.

          "SERVICER TRANSITION FEE ACCOUNT" shall have the meaning specified in
SECTION 4.02(d).

          "SERVICER TRANSITION FEE ACCOUNT REQUIRED DEPOSIT AMOUNT" shall mean, during the period from the Closing Date until the Servicer delivers its first set of estimates pursuant to Section 7.04 of the Series Supplement, $100,000, and with respect to any Business Day thereafter, the amount equal to the sum of
(a) if a Back Up Servicer has not yet been appointed and paid to map NFC's servicing computer system with respect to the Dealer Notes, the product of (i) the average of the estimates most recently delivered to the Master Trustee of the fees and expenses of such Back Up Servicer to map the NFC servicing computer system with respect to Dealer Notes and (ii) 1.5 and (b) if a Successor Servicer has not yet been appointed and paid its set up fees and costs to assume the role of Successor Servicer, the product of (i) the average of the estimates most recently delivered to the Master Trustee of the set up and servicing transition fees and costs of appointing a Successor Servicer and having such Successor Servicer assume the role of Successor Servicer and (ii) 1.5, but the sum of (a) and (b) to not be less than $100,000, PROVIDED, HOWEVER, if a Successor Servicer shall have been appointed and paid its set up fees and costs the Servicer Transition Fee Required Deposit Amount shall be $0.

          "SPECIFIED ACCUMULATION PERIOD COMMENCEMENT DATE" shall mean September 1, 2005.

          "SPREAD ACCOUNT" shall have the meaning specified in SECTION
4.02(b)(i).

          "SPREAD ACCOUNT DEPOSIT AMOUNT" shall mean, with respect to any Transfer Date prior to the commencement of an Early Amortization Period, the amount, if any, by which the Projected Spread for that Transfer Date exceeds the amount of funds on deposit in the Spread Account.

          "SUBJECT MONTH" shall have the meaning specified in SECTION 4.12.

          "SUBORDINATED PERCENTAGE" shall mean 9.0%.

          "TRANSACTIONS" shall have the meaning specified in SECTION 9.04.

          "TURNOVER" shall have the meaning specified in SECTION 6.01(k).

          "USED VEHICLE MONTHLY INTEREST RATE" shall mean, with respect to any Due Period, the product of (i) the per annum rate of interest and finance charges billed by NFC during such Due Period on Used Vehicle Dealer Notes and
(ii) the quotient of (a) a number equal to the number of days during such Due Period and (b) the actual number of days in the related calendar year.

          "WEIGHTED AVERAGE CERTIFICATE RATE" shall mean, for any Distribution Period, the sum of (i) the Class A Certificate Rate for such Distribution Period, multiplied by a fraction, (a) the numerator of which is the Class A Invested Amount as of the first day of such Distribution Period and (b) the denominator of which is the Invested Amount as of the first day of such Distribution Period, PLUS (ii) the Class B Certificate Rate for such Distribution Period, multiplied by a fraction, (a) the numerator of which is the Class B Invested Amount as of the first day of such Distribution Period and (b) the denominator of which is the Invested Amount as of the first day of such Distribution Period.

          (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 2003-1, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 2003-1, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-1+, AAA, AAAm, or AAAm-G, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

          (c) All capitalized terms used herein and not otherwise defined herein have the same meanings ascribed to them in the Agreement.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation."

          (e) As used in this Series Supplement, references to the Available Subordinated Amount "as of the end" of a Transfer Date shall mean the Available Subordinated Amount as of such Transfer Date, after giving effect to all increases and reductions thereof pursuant to Article IV hereof.

          (f) As used in this Series Supplement, accounting terms which are not defined, and accounting terms partly defined, herein shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Series Supplement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Series Supplement will control.

          (g) With respect to any Distribution Date or Transfer Date, the "related Due Period" and the "related Distribution Period" will mean the Due Period and Distribution Period, respectively, immediately preceding such Distribution Date or Transfer Date, and the relationships between Due Periods and Distribution Periods will be correlative to the foregoing relationships. With respect to any LIBOR Determination Date, the "related Distribution Period" will mean the

Distribution Period beginning on the Distribution Date immediately following such LIBOR Determination Date.

          (h) Each defined term used in this Series Supplement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Series Supplement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                                   ARTICLE III
                                  SERVICING FEE

     SECTION 3.01 SERVICING COMPENSATION. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of a Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the result of (a) 1% MULTIPLIED BY
(b) the aggregate principal amount of Dealer Notes outstanding as of the last day of such Due Period and MULTIPLIED BY (c) the Series 2003-1 Allocation Percentage with respect to such Due Period. The share of the Monthly Servicing Fee allocable to the Series 2003-1 Certificateholders with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to the product of
(a) the Monthly Servicing Fee and (b) the Floating Allocation Percentage with respect to such Due Period. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Master Trust, the Master Trust Trustee or the Series 2003-1 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 2003-1 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Investor Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

          The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Master Trust Trustee on or before the related Determination Date; PROVIDED, HOWEVER, that the Servicer believes that sufficient Series Allocable Finance Charge Collections will be available on any future Distribution Date to pay the Investor Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Investor Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; PROVIDED, HOWEVER, that such Investor Servicing Fee shall be paid on a future date solely to the extent amounts are available therefor pursuant to SECTION 4.04(a)(viii); and PROVIDED FURTHER that, to the extent any such waived Investor Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.

                                   ARTICLE IV
                   RIGHTS OF SERIES 2003-1 CERTIFICATEHOLDERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

     SECTION 4.01 RIGHTS OF THE SERIES 2003-1 CERTIFICATEHOLDERS. The Series 2003-1 Certificates shall represent fractional undivided interests in the Master Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Series 2003-1 Certificates at the times and in the amounts and priorities specified in this Series Supplement,

Collections allocated to Series 2003-1 pursuant to Article IV of the Agreement and this Article IV, funds on deposit in the Collections Account and the Excess Funding Account allocable to Series 2003-1 Certificateholders pursuant to
Article IV of the Agreement and this Article IV, and funds on deposit in the Series 2003-1 Accounts (collectively, the "Series 2003-1 Certificateholders' Interest"), it being understood that the Series 2003-1 Certificates shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Servicer shall apply, or instruct the Master Trust Trustee to apply, all funds on deposit in the Collections Account and Excess Funding Account allocable to the Series 2003-1 Certificates, and all funds on deposit in the Series Principal Account, the Spread Account and the Distribution Account maintained for the Series 2003-1 Certificateholders, as described in this Article IV.

     SECTION 4.02 ESTABLISHMENT OF SERIES PRINCIPAL ACCOUNT, SPREAD ACCOUNT, SERVICER TRANSITION FEE ACCOUNT AND LIQUIDITY RESERVE ACCOUNT.

          (a)  SERIES PRINCIPAL ACCOUNT.

               (i) On or prior to the commencement of an Early Amortization Period or the Accumulation Period, the Master Trust Trustee, for the benefit of the Series 2003-1 Certificateholders, shall establish and maintain in the name of the Master Trust an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-1 Certificateholders (the "Series Principal Account"). The Master Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series Principal Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to SECTION 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Series Principal Account for the purpose of carrying out the duties of the Servicer under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting each transaction in the Series Principal Account.

               (ii) Funds on deposit in the Series Principal Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date (or such longer maturity as shall be allowed upon satisfaction of the Series 2003-1 Rating Agency Condition). Net interest and earnings (less investment expenses) on funds on deposit in the Series Principal Account, if any, shall be allocated and distributed as provided in SECTION 4.04(a).

          (b)  SPREAD ACCOUNT.

               (i) On or prior to the Closing Date, the Master Trust Trustee, for the benefit of the Series 2003-1 Certificateholders, shall cause to be established and maintained in the name of the Master Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-1 Certificateholders (the "Spread Account"). The Master Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to SECTION 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Spread Account for the purpose of carrying out the duties of the

     Servicer under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting each transaction in the Spread Account. On the Closing Date, the Seller shall deposit into the Spread Account an amount equal to the Initial Spread Account Required Amount.

               (ii) Funds on deposit in the Spread Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date. Net interest and earnings (less investment expenses) on funds on deposit in the Spread Account, if any, shall be allocated and distributed as provided in SECTION 4.04.

               (iii) On any Transfer Date on which the amount of funds on deposit in the Spread Account is greater than the Projected Spread on such Transfer Date, the Servicer shall withdraw the amount of such excess from the Spread Account and allocate and pay such excess to the Seller.

               (iv) Upon the commencement of and during an Early Amortization Period, the Master Trust Trustee will deposit all funds in the Spread Account into the Liquidity Reserve Account, and no additional funds shall be deposited into the Spread Account.

          (c)  LIQUIDITY RESERVE ACCOUNT.

               (i) The Master Trust Trustee, for the benefit of the Seller, shall establish on or prior to the commencement of an Early Amortization Period and maintain or cause to be established and maintained in the name of the Master Trust Trustee, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Seller (the "Liquidity Reserve Account"). The Seller shall possess all right, title and interest in all funds on deposit from time to time in the Liquidity Reserve Account and in all proceeds thereof; PROVIDED, HOWEVER, that no funds on deposit in the Liquidity Reserve Account shall be paid to the Seller if such payment would reduce the funds in such account below an amount equal to the Available Subordinated Amount. Pursuant to authority granted to it pursuant to SECTION 3.01(b) of the Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Liquidity Reserve Account for the purpose of fulfilling the obligations of the Seller under this Series Supplement and the Agreement. The Servicer at all times shall maintain accurate records reflecting transactions in the Liquidity Reserve Account.

               (ii) Funds on deposit in the Liquidity Reserve Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Seller or its agent, subject to the restrictions set forth in the Agreement. Any Eligible Investment with a stated maturity shall mature on or prior to the following Transfer Date. All net interest and earnings (less investment expenses) on funds on deposit in the Liquidity Reserve Account, if any, shall be paid to the Seller. On any Transfer Date on which the amount on deposit in the Liquidity Reserve Account exceeds the Available Subordinated Amount as of the end of such Transfer Date, the Servicer shall withdraw the amount of such excess from the Liquidity Reserve Account and allocate and pay such excess to the Seller.

          (d)  SERVICER TRANSITION FEE ACCOUNT.

               (i) On or prior to the Closing Date, the Servicer shall establish an Eligible Deposit Account in the name of the Master Trust Trustee (the "SERVICER TRANSITION FEE ACCOUNT") and deposit $100,000 of cash or Eligible Investments therein. In the event on any Business Day, the amount on deposit in the Servicer Transition Fee Account shall be less than the Servicer Transition Fee Account Required Deposit Amount, NFC, as initial Servicer, shall deposit into the Servicer Transition Fee Account the amount of such shortfall. Funds deposited in the Servicer Transition Fee Account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Servicer in Eligible Investments. The Servicer shall be entitled to receive all investment earnings on the Servicer Transition Fee Account when and as paid without any obligation to (a) either the Master Trust Trustee or (b) the Investor Certificateholders, in respect thereof. The Servicer will not have any obligation to deposit any such amount in any account established hereunder. Such amount will be withdrawn from the Servicer Transition Fee Account and delivered to the Servicer.

               (ii) In the event that a Back Up Servicer shall be appointed pursuant to SECTION 7.04, the costs and expenses associated with the Back Up Servicer mapping NFC's servicing computer systems shall be paid for with the funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer. In addition, in the event that a Successor Servicer shall be appointed pursuant to SECTION 10.02 of the Agreement, the set up and servicing transition fees and costs of the Successor Servicer shall be paid for with funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer. If the amount on deposit in the Servicer Transition Fee Account is insufficient to cover all of the fees and expenses associated with the transition of the servicing functions or such monthly fees and expenses, no Person will be obligated to deposit any additional funds into the Servicer Transition Fee Account. If the amount on deposit in the Servicer Transition Fee Account on any Business Day, after giving effect to all deposits or withdrawals therefrom on that date, is greater than the Servicer Transition Fee Account Required Deposit Amount on that Business Day, the excess will be withdrawn and distributed to Navistar Financial Corporation; PROVIDED, HOWEVER, after the appointment of a Successor Servicer and until all series of Certificates are no longer Outstanding, no such withdrawals and distributions to Navistar Financial Corporation shall be permitted.

               (e) REPLACEMENT SERIES 2003-1 ACCOUNTS. If, at any time, any of the Series 2003-1 Accounts or the Servicer Transition Fee Account ceases to be an Eligible Deposit Account, the Master Trust Trustee (or the Servicer on its behalf) shall upon the earlier of (a) 30 calendar days, or
     (b) the next Determination Date, establish a new Series 2003-1 Account or Servicer Transition Fee Account meeting the conditions specified in paragraphs (a), (b), (c) or (d) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2003-1 Account, except as expressly provided herein.

     SECTION 4.03 [Reserved.]

     SECTION 4.04  APPLICATION OF AVAILABLE CERTIFICATEHOLDER INTEREST
COLLECTIONS.

          (a) APPLICATION OF AVAILABLE CERTIFICATEHOLDER INTEREST COLLECTIONS. On each Transfer Date related to a Due Period, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall apply Available Certificateholder Interest Collections for such Due Period in the following amounts and in the following order of priority:

               (i) INVESTOR SERVICING FEE. An amount equal to the Investor Servicing Fee for such Due Period (unless such amount has been netted against deposits to the Collections Account or waived) shall be allocated and paid to the Servicer.

               (ii) CLASS A MONTHLY INTEREST. An amount equal to Class A Monthly Interest for the related Distribution Period, PLUS any Class A Monthly Interest due with respect to any prior Distribution Period but not previously distributed to the Class A Certificateholders on a prior Distribution Date, PLUS to the extent permitted by law, additional interest at the Class A Certificate Rate for such Distribution Period that has accrued on Class A Monthly Interest that was due pursuant to this clause
     (ii) but was not previously distributed to the Class A Certificateholders on a prior Distribution Date shall be deposited in the Distribution Account.

               (iii) CLASS B MONTHLY INTEREST. An amount equal to Class B Monthly Interest for the related Distribution Period, PLUS any Class B Monthly Interest due with respect to any prior Distribution Period but not previously distributed to the Class B Certificateholders on a prior Distribution Date, PLUS to the extent permitted by law, additional interest at the Class B Certificate Rate for such Distribution Period that has accrued on Class B Monthly Interest that was due pursuant to this clause
     (iii) but was not previously distributed to the Class B Certificateholders on a prior Distribution Date shall be deposited in the Distribution Account.

               (iv) INVESTOR DEALER NOTE LOSSES. An amount equal to the Investor Dealer Note Losses, if any, for such Due Period shall be treated as Investor Principal Collections for such Transfer Date and shall reimburse an equal amount of Investor Dealer Note Losses.

               (v) REIMBURSEMENT OF CLASS A CERTIFICATEHOLDER CHARGE-OFFS. An amount equal to the aggregate amount of unreimbursed Class A Certificateholder Charge-Offs, if any, for any prior Due Period shall be treated as Investor Principal Collections for such Transfer Date and shall reimburse an equal amount of Class A Certificateholder Charge-Offs.

               (vi) REIMBURSEMENT OF CLASS B CERTIFICATEHOLDER CHARGE-OFFS. An amount equal to the aggregate amount of unreimbursed Class B Certificateholder Charge-Offs, if any, for any prior Due Period shall be treated as Investor Principal Collections for such Transfer Date and shall reimburse an equal amount of Class B Certificateholder Charge-Offs.

               (vii) SPREAD ACCOUNT DEPOSIT AMOUNT. An amount equal to the Spread Account Deposit Amount, if any, for such Transfer Date shall be deposited into the Spread Account.

               (viii) DEFERRED INVESTOR SERVICING FEE. An amount equal to the aggregate outstanding amounts of the Investor Servicing Fee which have been previously waived pursuant to SECTION 3.01 (unless such amounts have been waived again) shall be allocated and paid to the Servicer.

               (ix) REINSTATEMENT OF AVAILABLE SUBORDINATED AMOUNT. An amount equal to the excess, if any, of the Maximum Subordinated Amount as of the end of the preceding Transfer Date over the Available Subordinated Amount as of the end of the preceding Transfer Date shall be (A) during the Revolving Period or the Accumulation Period, allocated and paid to the Seller or (B) during an Early Amortization Period, deposited in the Liquidity Reserve Account, and in either case (A) or (B) the Available Subordinated Amount shall be reinstated by the amount of such payment or deposit.

               (x) EXCESS INTEREST COLLECTIONS. Any remaining Available Certificateholder Interest Collections shall be treated as Excess Interest Collections, and applied pursuant to SECTION 4.03(f) of the Agreement.

If Available Certificateholder Interest Collections are not sufficient to satisfy each of the applications described in clauses (i) through (ix) above on any Transfer Date, then Excess Interest Collections from other Series allocable to Series 2003-1 will be applied as Available Certificateholder Interest Collections in the priority and the manner described in clauses (i) through (ix) above. If Excess Interest Collections are less than the shortfalls for all Series that provide for allocations of Excess Interest Collections, such Excess Interest Collections shall be allocable to shortfalls for Series 2003-1 and any other Series that so provides PRO RATA based on the relative amounts of each Series' shortfall.

     SECTION 4.05 APPLICATION OF AVAILABLE SELLER'S FINANCE CHARGE COLLECTIONS, SPREAD ACCOUNT AND LIQUIDITY RESERVE ACCOUNT TO DEFICIENCY AMOUNT.

          (a) On each Transfer Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which the amount of the entire allocations required on such Transfer Date by SECTIONS 4.04(a)(i) through (vi) exceeds the amount of Available Certificateholder Interest Collections for such Due Period and Excess Interest Collections allocated to Series 2003-1 on such Transfer Date, if any, for the related Due Period.

          (b) If the Deficiency Amount for any Transfer Date is greater than zero, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall apply available funds from the following sources in the following order of priority in the same manner as Available Certificateholder Interest Collections, each of which applications shall reduce such Deficiency Amount (all such available funds being the "Available Draw Funds" for such Transfer Date):

               (i)     Available Seller's Finance Charge Collections;

               (ii)    funds on deposit in the Spread Account;

               (iii) for any Transfer Date occurring during any Early Amortization Period, funds on deposit in the Liquidity Reserve Account;

PROVIDED, HOWEVER, that the amount applied pursuant to this SECTION 4.05(b) shall not exceed the Draw Amount. The Available Subordinated Amount shall be reduced by the aggregate amount of Available Draw Funds applied pursuant to this
SECTION 4.05(b).

          (c) If all of the amounts applied pursuant to SECTION 4.05(a) and (b) are insufficient to make the entire application described in SECTION 4.04(a)(iv), the Available Subordinated Amount shall be reduced (but not below zero) by the amount of such deficiency and any remaining Investor Dealer Note Losses shall be deemed to be reimbursed to the extent of such reduction.

     SECTION 4.06 CERTIFICATEHOLDER CHARGE-OFFS. If, for any Transfer Date on which the Available Subordinated Amount equals or is reduced to zero (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Transfer Date) and the Deficiency Amount for such Transfer Date (as reduced by the applications required by SECTION 4.05 of this Series Supplement) is greater than zero, the Invested Amount shall be reduced by the lesser of (i) such remaining Deficiency Amount for such Transfer Date and (ii) the amount of Investor Dealer Note Losses for the related Due Period remaining unreimbursed after all applications of funds or reductions of the Available Subordinated Amount pursuant to SECTIONS 4.04 and 4.05 (such lesser amount being a "Certificateholder Charge-Off"). On any Transfer Date on which Certificateholder Charge-Offs are greater than zero, such Certificateholder Charge-Offs shall first reduce the Class B Invested Amount (such amount being a "Class B Certificateholder Charge-Off") but not below zero; and then reduce the Class A Invested Amount (such amount being a "Class A Certificateholder Charge-Off") but not below zero.

     SECTION 4.07 APPLICATION OF SELLER'S FINANCE CHARGE COLLECTIONS.

          (a) APPLICATION OF AVAILABLE SELLER'S FINANCE CHARGE COLLECTIONS. On each Transfer Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw and apply from the Collections Account to the extent of Available Seller's Finance Charge Collections for the related Due Period, the following amounts in the following order of priority:

               (i) On each Transfer Date related to a Due Period for which a Deficiency Amount exists, the amount required by SECTION 4.05(b)(i) shall be applied as specified in SECTION 4.05(b).

               (ii) On each Transfer Date related to a Due Period occurring during an Early Amortization Period, the amount, if any, by which the Available Subordinated Amount as of the end of such Transfer Date exceeds the amount of funds on deposit in the Liquidity Reserve Account shall be deposited in the Liquidity Reserve Account.

               (iii) On each Transfer Date on which the full Spread Account Deposit Amount was not deposited in the Spread Account pursuant to SECTION 4.04(a)(vii), an amount equal to the shortfall in such Spread Account Deposit Amount shall be deposited in the Spread Account.

               (iv) Any remaining Available Seller's Finance Charge Collections for the related Due Period shall be allocated and paid to the Seller.

          (b) APPLICATION OF SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS TO THE SELLER. On each Transfer Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and allocate and pay to the Seller an amount equal to the product of (i) the result of the Excess Seller's Percentage for such Due Period MINUS the Required Excess Seller Interest Percentage and (ii) Series Allocable Finance Charge Collections for such Due Period.

     SECTION 4.08 APPLICATION OF SERIES ALLOCABLE PRINCIPAL COLLECTIONS . On each Business Day, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw Series Allocable Principal Collections for such Business Day from the Collections Account and apply such funds in the following amounts:

          (a) INVESTOR PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD. During the Revolving Period, an amount equal to Investor Principal Collections for such Business Day shall be treated as Shared Principal Collections, and applied, pursuant to the written direction of the Servicer, pursuant to SECTION 4.03(e) of the Agreement.

          (b) INVESTOR PRINCIPAL COLLECTIONS DURING ACCUMULATION PERIOD OR EARLY AMORTIZATION PERIOD. During the Accumulation Period or any Early Amortization Period, Investor Principal Collections for such Business Day shall be allocated to the Series 2003-1 Certificateholders and deposited into the Series Principal Account to the extent the Invested Amount as of the preceding Distribution Date exceeds the amount of funds on deposit in the Series Principal Account on such Business Day; PROVIDED, HOWEVER, that for each Business Day of a Due Period occurring during the Accumulation Period, the amount of Investor Principal Collections deposited in the Series Principal Account on such Business Day, when added to the amount of Investor Principal Collections previously deposited in the Series Principal Account during such Due Period, shall not exceed the Controlled Deposit Amount for such Due Period. Any Investor Principal Collections remaining after the applications described in the preceding sentence shall be treated as Shared Principal Collections, and applied, pursuant to the written direction of the Servicer, pursuant to SECTION 4.03(e) of the Agreement.

          (c) SELLER'S PRINCIPAL COLLECTIONS DURING THE REVOLVING PERIOD. During the Revolving Period, all Seller's Principal Collections for such Business Day shall be deemed to be Series 2003-1 Shared Seller Principal Collections and shall be allocated as provided in SECTION 4.08(d)(iii).

          (d) SELLER'S PRINCIPAL COLLECTIONS DURING ACCUMULATION PERIOD OR EARLY AMORTIZATION PERIOD; SHARED SELLER PRINCIPAL COLLECTIONS.

               (i) During the Accumulation Period, Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections," which shall be included in Series 2003-1 Shared Seller Principal Collections and allocated as provided in clause (iii) below. During the Accumulation Period, Excess Seller's Principal Collections shall be included in Series 2003-1 Shared Seller Principal Collections and allocated as provided in clause (iii) below.

               (ii) During any Early Amortization Period, Available Seller's Principal Collections for such Business Day shall be deposited in the Liquidity Reserve Account to the extent the Available Subordinated Amount as of the end of the immediately preceding Transfer Date exceeds the amount of funds on deposit in the Liquidity Reserve Account (including amounts deposited pursuant to SECTION 4.07(a)(ii)). The amount required to be deposited pursuant to the preceding sentence shall be reduced by the amount of Available Seller's Finance Charge Collections deposited in the Liquidity Reserve Account on such Business Day. Any remaining Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections." During any Early Amortization Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared seller principal collections of any other Series that provides for shared seller principal collections not allocated in respect of principal shortfalls shall be allocated and paid to the Seller or deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the Seller's discretion, greater than) the Minimum Master Trust Seller's Interest.

               (iii) During the Revolving Period or the Accumulation Period, Series 2003-1 Shared Seller Principal Collections, if any, and shared seller principal collections for any other Series that provides for shared seller principal collections shall be determined on each business day and allocated in the following priority: (i) to the 2003-1 Series to the extent of any Series 2003-1 Accumulation Period Principal Shortfall and to any other Series to the extent such Series provides for the use of shared seller principal collections in respect of principal shortfalls, (ii) to the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest, (iii) in the discretion of the Seller, to make payments on the principal balance of any variable funding certificates, and (iv) to the Seller or the holders of the Seller's Certificates. If shared seller principal collections for all Series, including Series 2003-1 Shared Seller Principal Collections, are less than the shortfalls for which shared seller principal collections may be used, including any Series 2003-1 Accumulation Period Principal Shortfall, then such shared seller principal collections will be allocated to all such shortfalls, including any Series 2003-1 Accumulation Period Principal Shortfall, PRO RATA based on the relative amounts of each such shortfall.

               (iv) "Series 2003-1 Shared Seller Principal Collections" means on each business day (i) during a Revolving Period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and
     (ii) during an Accumulation Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections. There shall be no Series 2003-1 Shared Seller Principal Collections during any Early Amortization Period.

          (e) If on any Distribution Date during an Early Amortization Period after the application of all funds to be allocated or distributed on such date the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account then funds shall be withdrawn in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account.

     SECTION 4.09  SHARED PRINCIPAL COLLECTIONS.

          (a) That portion of Shared Principal Collections for any Business Day equal to the amount of Series 2003-1 Shared Principal Collections for such Business Day will be allocated in the following priority: (i) to Series 2003-1 and applied in the same manner as Investor Principal Collections pursuant to
SECTION 4.08(b), (ii) deposited in the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest, (iii) in the discretion of the Seller, paid on the principal balance of any variable funding certificate or (iv) allocated to the Seller.

          (b) "Series 2003-1 Shared Principal Collections," with respect to any Business Day, shall mean an amount equal to the Series 2003-1 Principal Shortfall for such Business Day; PROVIDED, HOWEVER, that, if the aggregate amount of Shared Principal Collections for all Series for such Business Day is less than the aggregate amount of Principal Shortfalls for all Series for such Business Day, then Series 2003-1 Shared Principal Collections for such Business Day shall equal the product of (x) Shared Principal Collections for all Series for such Business Day and (y) a fraction, the numerator of which is the Series 2003-1 Principal Shortfall for such Business Day and denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Business Day.

     SECTION 4.10 DISTRIBUTIONS TO SERIES 2003-1 CERTIFICATEHOLDERS . On each Transfer Date, after all allocations to the Distribution Account and the Series Principal Account for the related Transfer Date have been made, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall transfer to the Distribution Account the funds on deposit in the Series Principal Account and on each Distribution Date shall make, without duplication, the following distributions from the Distribution Account:

          (a) INTEREST DISTRIBUTIONS. On each Distribution Date (including the Expected Principal Payment Date) FIRST, Class A Monthly Interest will be distributed to the Class A Certificateholders as accrued interest on the Class A Certificates, and SECOND, Class B Monthly Interest will be distributed to the Class B Certificateholders as accrued interest on the Class B Certificates. To the extent any interest is due but not distributed on any such Distribution Date, such amount will be distributed on the following Distribution Date, along with, to the extent permitted by law, interest at the applicable Certificate Rate on such amount.

          (b) EXPECTED PRINCIPAL PAYMENT DATE. On the Expected Principal Payment Date, in addition to the amount described in (a) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on such Distribution Date) FIRST, to the Class A Certificateholders (up to a maximum of the Class A Invested Amount on such Distribution Date), and SECOND, to the Class B Certificateholders (up to a maximum of the Class B Invested Amount on such Distribution Date).

          (c) EARLY AMORTIZATION PERIOD. On each Distribution Date related to a Due Period occurring during an Early Amortization Period, in addition to the amount described in (a) above, amounts on deposit in the Series Principal Account will be distributed as principal FIRST, to the Class A Certificateholders (up to a maximum of the Class A Invested Amount on such Distribution Date), and SECOND, to the Class B Certificateholders (up to a maximum of the Class B Invested Amount on such Distribution Date). Upon the occurrence of an Early Amortization Event described in clause SECTION 6.01(b), the distributions described in this SECTION 4.10(c) will begin on the first Distribution Date occurring after the occurrence of such Early Amortization Event.

     SECTION 4.11 ACCUMULATION PERIOD LENGTH; ACCUMULATION PERIOD COMMENCEMENT DATE.. On or prior to the Distribution Date which is ten months prior to the Distribution Date which is the Expected Principal Payment Date, the Servicer shall determine in its sole discretion the Accumulation Period Length and the Accumulation Period Commencement Date and, promptly following such determination, the Servicer shall notify the Master Trust Trustee and the Rating Agencies in writing of such determination.

     SECTION 4.12 PARTIAL MONTH DUE PERIOD. The allocation and distribution provisions in this Series Supplement are based upon the assumptions that each Due Period will be a calendar month and that each Due Period will have a unique related Transfer Date and Distribution Date. However, under certain circumstances (such as the occurrence of an Early Amortization Event, the Revolving Period could end on a date other than the last day of a calendar month (the period from the first day of such month (the "Subject Month") to and including the date of such occurrence being referred to herein as the "Revolving Due Period"), and an Early Amortization Period could commence on a date other than the first day of a calendar month (the period from such other date until the last day of the Subject Month being the "Amortizing Due Period"). If such a circumstance occurs, then the Servicer, the Seller and the Master Trust Trustee shall observe the following rules:

               (i) the Transfer Date for both the Revolving Due Period and the Amortizing Due Period shall be the date on which the Transfer Date would have occurred if the Subject Month had been an ordinary Due Period;

               (ii) the allocations and distributions of Finance Charge Collections (and all items derived from Finance Charge Collections, such as Available Certificateholder Interest Collections and Available Seller's Finance Charge Collections) and Dealer Note Losses occurring during the Subject Month shall be made as if the Subject Month were one Due Period, without any distinction between the Revolving Due Period and the Amortizing Due Period; and

               (iii) two separate sets of allocations and distributions of Principal Collections (and all items derived from Principal Collections, such as Investor Principal Collections and Seller's Principal Collections) shall be made on such Transfer Date, according to whether such Principal Collections were received during the Revolving Due Period (in which case allocations and distributions shall be made as provided in SECTIONS 4.08(a) and (c)) or the Amortizing Due Period (in which case allocations and distributions shall be made as provided in SECTIONS 4.08(b) and (d)).

     SECTION 4.13 ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS. Notwithstanding the provisions of SECTION 9.02(a) of the Agreement, if any insolvency event occurs with respect to the Seller, Navistar International Corporation, International Truck and Engine Corporation or Navistar Financial Corporation, on the day of such insolvency event, the Seller will (subject to the actions of the Certificateholders) immediately cease to transfer Dealer Notes to the Master Trust, and promptly give notice to the Master Trust Trustee of such insolvency event. Under the terms of the Agreement, if an insolvency event occurs with respect to the Seller prior to the date on which the Series 2003-1 Certificates issued by the Master Trust have been paid in full, then within 15 days the Master Trust Trustee will publish a notice of such insolvency event stating that the Master Trust Trustee intends to sell, liquidate or otherwise dispose of the Dealer Notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing more than 50% of the aggregate series invested amount of the senior most outstanding Class of Investor Certificates of each such Series and each person holding a Supplemental Certificate, instruct the Master Trust Trustee not to sell, dispose of or otherwise liquidate the Dealer Notes and to continue transferring Dealer Notes as before such insolvency event.

                                    ARTICLE V
                            DISTRIBUTIONS AND REPORTS
                       TO SERIES 2003-1 CERTIFICATEHOLDERS

     SECTION 5.01  DISTRIBUTIONS.

          (a) The Paying Agent shall distribute (in accordance with the Monthly Servicer Certificate and Settlement Statement delivered by the Servicer to the Master Trust Trustee and the Paying Agent pursuant to SECTION 3.04(d) of the Agreement) to each Series 2003-1 Certificateholder of record on the preceding Record Date (other than as provided in SECTION 12.02 of the Agreement respecting a final distribution) on each Distribution Date such Certificateholder's PRO RATA share (based on the aggregate fractional undivided interests represented by the Series 2003-1 Certificates held by such Certificateholder) of the amounts on deposit in the Series 2003-1 Accounts as is payable to the Series 2003-1 Certificateholders on such Distribution Date pursuant to SECTIONS 4.10(a), (b) and (c).

          (b) Except as provided in SECTION 12.03 of the Agreement with respect to a final distribution, distributions to Series 2003-1 Certificateholders hereunder shall be made by check mailed to each Series 2003-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2003-1 Certificate or the making of any notation thereon; PROVIDED, HOWEVER, that, with respect to Series 2003-1 Certificates registered in the name of a Common Depository, such distributions shall be made to such Common Depository in immediately available funds.

     SECTION 5.02  MONTHLY AND ANNUAL CERTIFICATEHOLDERS' STATEMENT.

          (a) MONTHLY SERIES 2003-1 CERTIFICATEHOLDERS' STATEMENT. At least two Business Days prior to each Distribution Date, the Servicer will provide to the Master Trust Trustee and the Paying Agent, and on each Distribution Date, the Paying Agent shall forward to each Series 2003-1 Certificateholder a Monthly Servicer Certificate and Settlement Statement substantially in the form of EXHIBIT B with such changes as the Servicer shall deem necessary or appropriate, prepared by the Servicer and delivered to the Master Trust Trustee setting forth, among other things, the following information (which, in the case of (iii), (iv), (v), (viii), (ix) and (xi) below, will be stated on the basis of an original principal amount of $1,000 per Series 2003-1 Certificate):

               (i) the aggregate amount of Collections, including the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections for the related Due Period;

               (ii) the Series 2003-1 Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage (if applicable) for the related Due Period;

               (iii) the total amount, if any, to be distributed on each of the Class A Certificates and the Class B Certificates on such Distribution Date;

               (iv) the amount, if any, of such distribution allocable to the Invested Amount, the Class A Invested Amount and the Class B Invested Amount;

               (v) the amount, if any, of such distribution allocable to interest on the Class A Certificates and on the Class B Certificates;

               (vi) Dealer Note Losses and Investor Dealer Note Losses for the related Due Period;

               (vii)   the Draw Amount as of the related Transfer Date, if any;

               (viii) the amount of Certificateholder Charge-Offs, Class A Certificateholder Charge-Offs, Class B Certificateholder Charge-Offs and the amount of reimbursement of each as of the related Transfer Date;

               (ix) the amount of the Investor Servicing Fee to be paid on such Distribution Date;

               (x) the Controlled Deposit Amount for the related Due Period (if applicable);

               (xi) the Invested Amount, the Class A Invested Amount and the Class B Invested Amount (after giving effect to all distributions that will occur on such Distribution Date);

               (xii) the aggregate amount of Dealer Notes and funds on deposit in each of the Excess Funding Account, Series Principal Account, Spread Account and the Servicer Transition Fee Account as of the end of the last day of the related Due Period (after giving effect to payments and adjustments made pursuant to Article IV of this Series Supplement and of the Agreement);

               (xiii) the Available Subordinated Amount (after giving effect to draws thereon) as of the end of the related Transfer Date;

               (xiv) with respect to Eligible Investments in the Series Principal Account, the Excess Funding Account, the Liquidity Reserve Account and the Servicer Transition Fee Account, as of the last day of the related Due Period, the aggregate amount of funds invested in Eligible Investments in each such account, a brief description of each such Eligible Investment and amount invested in each such Eligible Investment, the rate of interest applicable to each such Eligible Investment and the rating of each such Eligible Investment;

               (xv) the Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the related Due Period;

               (xvi) the aggregate outstanding principal amount of Dealer Notes issued to finance each of OEM Vehicles and used vehicles as of the end of the related Due Period;

               (xvii) the percentages and all other information calculated pursuant to SECTION 6.01 to determine whether an Early Amortization Event has occurred;

               (xviii) the amount of Excess Interest Collections and Investor Principal Collections treated as Shared Principal Collections, each for the related Due Period, and the amount of such Excess Interest Collections and Shared Principal Collections allocated to other Series; and

               (xix) the amount of Remaining Available Seller's Principal Collections, the amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Series 2003-1 Shared Seller Principal Collections, the amount of Shared Seller Principal Collections from other Series, and the amount of Shared Seller Principal Collections allocated to Series 2003-1 and to other Series, each for the related Due Period.

          (b) A copy of the statement provided pursuant to subsection (a) will be made available for inspection at the Corporate Trust Office.

          (c) ANNUAL CERTIFICATEHOLDER'S TAX STATEMENT. On or about January 31 of each calendar year, beginning with calendar year 2004, the Master Trust Trustee shall furnish to the Servicer and Paying Agent a list of each Person who at any time during the preceding calendar year was a Series 2003-1 Certificateholder and received any payment thereon and the dates such Person held a Series 2003-1 Certificate, and the Paying Agent shall furnish to each such Series 2003-1 Certificateholder a statement prepared by the Paying Agent containing the information prepared by the Master Trust Trustee which is required to be contained in the statement to Series 2003-1 Certificateholders as set forth in SECTIONS 5.02(a)(iii)-(a)(v) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2003-1 Certificateholder, together with such other customary information as the Master Trust Trustee or the Servicer deems necessary or desirable to enable the Series 2003-1 Certificateholders to prepare their tax returns, including information (to be supplied by the Servicer to the Master Trust Trustee) regarding original issue discount on the Series 2003-1 Certificates, if any. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Trust Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI
                            EARLY AMORTIZATION EVENTS

     SECTION 6.01 ADDITIONAL EARLY AMORTIZATION EVENTS. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Master Trust Trustee or the Series 2003-1 Certificateholders, be deemed to be an Early Amortization Event solely with respect to Series 2003-1:

          (a) the Invested Amount is not reduced to zero by the Expected Principal Payment Date;

          (b) the United States government or any agency or instrumentality thereof files a notice of a lien under Internal Revenue Code Section 6323 or any similar statutory provision (including, but not limited to, Section 302(f) or Section 4068 of ERISA) on the assets of NFC or NFSC which is or may in the future be prior to the lien of the Master Trust Trustee or the assets of the Master Trust (including, without limitation, proceeds of the Dealer Notes);

          (c) failure on the part of the Seller (i) to make any payment, distribution or deposit required under the Agreement within five business days of the date required or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller;

          (d) any representation or warranty made by the Seller pursuant to the Agreement or any information contained in the schedule of Dealer Notes delivered thereunder or this Series Supplement shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller and as a result of which the interests of the Series 2003-1 Certificateholders are materially and adversely affected, except that an Early Amortization Event shall not be deemed to occur if the Seller has repurchased the related Dealer Notes or all such Dealer Notes, if applicable, during such period in accordance with the provisions of the Agreement;

          (e) the Seller shall become legally unable for any reason to transfer Dealer Notes to the Master Trust in accordance with the provisions of the Agreement;

          (f) on any Transfer Date, the Available Subordinated Amount for such Transfer Date will be reduced to an amount less than the Required Subordinated Amount;

          (g) any Servicer Termination Event shall occur (i) which would have a material adverse effect on the Series 2003-1 Certificateholders and (ii) for which the Servicer has received a notice of termination;

          (h) the delivery by the Seller to the Master Trust Trustee of a notice stating that the Seller will no longer continue to sell Dealer Notes to the Master Trust commencing on the date specified in such notice;

          (i) the Average Coverage Differential shall be equal to or less than negative two percent (-2.00%) on each of three consecutive Determination Dates;

          (j) at the end of any Due Period, the Master Trust Seller's Interest is reduced to an amount less than the Master Trust Minimum Seller's Interest and the Seller has failed to assign additional Dealer Notes to the Master Trust in the amount of such deficiency within ten Business Days following the end of such Due Period;

          (k) on any Determination Date, the quotient of (i) the product of (a) the sum of Dealer Note Collections for each of the related Due Period and the two immediately preceding Due Periods and (b) four DIVIDED BY (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods ("Turnover") is less than 1.7;

          (l) on any Determination Date, the quotient of (i) the sum of Dealer Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to one percent (1.00%);

          (m) any of the Seller, ITEC, NIC or NFC shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or the Seller or NFC shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or the Seller, ITEC, NIC or NFC shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller, ITEC, NIC or NFC shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (n) any order for relief against any of the Seller, ITEC, NIC or NFC shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, ITEC, NIC or NFC under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Seller, ITEC, NIC or NFC of any substantial part of their property, or for the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (o) failure on the part of ITEC to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five Business Days after the date such deposit is required by the Interest Deposit Agreement to be made; and

          (p) on any Distribution Date, as of the last day of the related Due Period, the aggregate principal balance of Dealer Notes owned by the Master Trust which were advanced against financed vehicles which are used vehicles exceeds 25% of the aggregate principal balance of all Dealer Notes owned by the Master Trust.

                                   ARTICLE VII
                             OTHER SERIES PROVISIONS

     SECTION 7.01 CONVEYANCE OF DEALER NOTES. Upon the date on which each Series is either no longer outstanding or the fully funded date has occurred with respect thereto, the Master Trust Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representations or warranty, all right, title and interest of the Master Trust in the Dealer Notes, whether then existing or thereafter created, all security interests in the Financed Vehicles with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof except for amounts on deposit in the Collections Account that are allocable to Investor Certificates and amounts on deposit in any Series Account. The Master Trust Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Master Trust had in all such property.

     SECTION 7.02 TAX TREATMENT. The Seller has entered into the Agreement and this Series Supplement and the Series 2003-1 Certificates have been issued with the intention that the Series 2003-1 Certificates will qualify under applicable tax law as indebtedness secured by the Master Trust assets attributable to the Series 2003-1 Certificates. The Seller and each Series 2003-1 Certificateholder and Certificate Owner, by the acceptance of its Series 2003-1 Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 2003-1 Certificates as indebtedness secured by the Master Trust assets attributable to the Series 2003-1 Certificates, for Federal income taxes, state and local income and franchise taxes and any other taxes imposed on or measured by income in whole or in part.

     SECTION 7.03 BACK UP SERVICER TRIGGER EVENTS. The occurrence of any of the following events shall be deemed to be an Back Up Servicer Trigger Event:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Master Trust Trustee to make any such payment, transfer or deposit or to give notice to the Master Trust Trustee as to any action taken under any Enhancement Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made or given, as the case may be, under the terms of the Agreement;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Servicer set forth in the Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Trust Trustee;

          (c) any representation, warranty or certification made by the Servicer in the Agreement or in any certificate delivered pursuant to the Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Holders of the Investor Certificates and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Trust Trustee;

          (d) the Servicer shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Servicer shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Servicer shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (e) any order for relief against the Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Servicer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days.

          Notwithstanding the foregoing, a delay in or failure of performance under SECTION 7.03(a) for a period of 10 days or under SECTION 7.03(b) OR (c) for a period of 60 Business Days, shall not constitute a Backup Servicer Trigger Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Master Trust Trustee, the Seller and the Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

     SECTION 7.04 BACK UP SERVICER. (i) Within 120 days after the Closing Date, and thereafter annually, no later than the date on which it delivers the reports specified in SECTION 3.06 of the Agreement beginning in April 2005, NFC, as Servicer, shall deliver to the Master Trust Trustee and each of the Rating Agencies a list of not less than two potential servicers, each of which shall meet the criteria specified for a Successor Servicer set forth in SECTION 10.02 of the Agreement. Such list shall include an estimate from each such potential servicer of (A) its fees and expenses for becoming a back up servicer, at which time its sole obligation will be to perform systems data mapping of NFC's servicing computer systems with respect to the Dealer Notes (a "BACK UP SERVICEr"), (B) its one-time set up servicing transition fees and costs for assuming the role of Successor Servicer under the Agreement, and (C) its monthly fees and expenses for performing the functions of a Successor Servicer (including physical inventory checks of Dealers).

          (ii) As soon as reasonably practicable after the occurrence of a Back Up Servicer Trigger Event, the Master Trust Trustee shall retain a third-party Back Up Servicer from the list of potential servicers most recently delivered by the Servicer to the Master Trust Trustee who meets the criteria specified for a Successor Servicer as set forth in SECTION 10.02 of the Agreement and who agrees to become a Successor Servicer if appointed by the Master Trust Trustee pursuant to SECTION 10.02 of the Agreement or, if the potential servicers on such list do not meet the eligibility criteria or are unwilling be become the Successor Servicer, such other Person who meets those requirements. Unless and until a Servicer Termination Event occurs and the Back Up Servicer is appointed as the Successor Servicer, the sole obligation of the Back Up Servicer will be to perform systems data mapping of NFC's servicing computer systems.

                                  ARTICLE VIII
                               FINAL DISTRIBUTIONS

     SECTION 8.01 SALE OF INVESTORS' INTEREST PURSUANT TO SECTION 2.07 OF THE AGREEMENT; DISTRIBUTIONS PURSUANT TO SECTION 2.03 OR 12.03 OF THE AGREEMENT.

          (a) The amount to be paid by the Seller to the Collections Account with respect to Series 2003-1 in connection with a purchase of the Certificateholders' Interest pursuant to SECTION 2.07 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such purchase occurs.

          (b) With respect to the Reassignment Amount, if any, deposited into the Collections Account pursuant to this SECTION 8.01 of this Series Supplement or SECTION 2.07 of the Agreement or any proceeds deposited into the Collections Account pursuant to SECTION 12.03(c) of the Agreement, the Master Trust Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) FIRST, deposit the Invested Amount on such Distribution Date into the Series Principal Account, (ii) SECOND, deposit the amount of accrued and unpaid interest on the unpaid balance of the Series 2003-1 Certificates in the Distribution Account, and (iii) THIRD, pay the remainder of any such Reassignment Amounts to the Seller.

          (c) Notwithstanding any other provision to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Series Principal Account on a Distribution Date pursuant to SECTION 8.01(b) and all other amounts on deposit therein shall be distributed in full to the Series 2003-1 Certificateholders on such Distribution Date and any distribution made pursuant to this paragraph (c) shall be deemed to be a final distribution pursuant to SECTION 12.03 of the Agreement with respect to Series 2003-1.

     SECTION 8.02 DISTRIBUTION OF PROCEEDS OF SALE, DISPOSITION OR LIQUIDATION OF THE DEALER NOTES PURSUANT TO SECTION 9.02 OF THE AGREEMENT.

          (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collections Account pursuant to SECTION 9.02(b) of the Agreement, the Master Trust Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and deposit such amount in the Series Principal Account; PROVIDED that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and (y) 100% MINUS the Excess Seller's Percentage with respect to the related Due Period. The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections shall be allocated to the Master Trust Seller's Interest and shall be distributed on such Distribution Date to the Seller.

          (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Master Trust Trustee shall (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (a) FIRST, deduct an amount equal to the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not distributed on a prior Distribution Date and (iii) to the extent permitted by law, interest at the Class A Certificate Rate on Class A Monthly Interest that was due but not previously distributed to the Class A Certificateholders on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and deposit such amount in the Distribution Account, and (b) SECOND, deduct an amount equal to the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not distributed on a prior Distribution Date and (iii) to the extent permitted by law, interest at the Class B Certificate Rate on Class B Monthly Interest that was due but not previously distributed to the Class B Certificateholders on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and deposit such amount in the Distribution Account; PROVIDED that the sum of such deposits shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and (y) 100% MINUS the Excess Seller's Percentage with respect to the related Due Period. The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections shall be allocated to the Master Trust Seller's Interest and shall be distributed on such Distribution Date to the Seller.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Series Principal Account and the Distribution Account pursuant to this SECTION 8.02 and all other amounts on deposit therein shall be distributed in full to the Series 2003-1 Certificateholders on the Distribution Date on which funds are deposited pursuant to this SECTION 8.02 (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this SECTION 8.02 shall be deemed to be a final distribution pursuant to SECTION 12.03 of the Agreement with respect to Series 2003-1.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     SECTION 9.01 RATIFICATION OF AGREEMENT. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.02 COUNTERPARTS. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.03 GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT THAT THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE MASTER TRUST TRUSTEE SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

     SECTION 9.04 TAX DISCLOSURE. Notwithstanding anything in this Series Supplement or the Agreement to the contrary, each of the undersigned parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions consummated pursuant to this Series Supplement and the Agreement (the "TRANSACTIONS") and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Transactions, (ii) the identities of participants or potential participants in the Transactions, (iii) the existence or status of any negotiations related to the Transactions, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Transactions), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Transactions.

     SECTION 9.05 CONSENT TO AMENDMENT.

          By the acceptance of any Series 2003-1 Certificate, each Series 2003-1 Certificateholder hereby consents to amendment of the Agreement as follows:

          The definition of "Dealer Note" in SECTION 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "DEALER NOTE" shall mean a promissory note acquired by NFC to finance
(i) an International Vehicle or an OEM Vehicle purchased by a Dealer or (ii) a used truck, truck body, bus or trailer or a new trailer for which NFC chooses to provide financing to a Dealer. When used herein, unless the context otherwise requires, "Dealer Notes" shall refer to those Dealer Notes which are held by the Master Trust.

          Clause (v) of the definition of "Eligible Dealer Note" in SECTION 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

          (v) which finances a new class 3 or higher truck, truck body or bus produced by or for a member of the Navistar Group or an OEM Supplier, a new or used trailer, or a used class 3 or higher truck, truck body or bus.

          The definition of "International Vehicles" in SECTION 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "INTERNATIONAL VEHICLES" shall mean any truck, truck body, bus or trailer produced by, or for, ITEC or an affiliate of ITEC and sold by ITEC to Dealers.

          The definition of "OEM Vehicle" in SECTION 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "OEM VEHICLES" shall mean a new truck, truck body, bus or trailer manufactured by, or for, a manufacturer other than ITEC.

Such amendment will be effective upon satisfaction of the Rating Agency Condition and either retirement or consent of each Outstanding series of Investor Certificates.

          SECTION 9.06  CLASS B CERTIFICATEHOLDER ERISA REPRESENTATION.

          By acquiring a Class B Certificate, each purchaser and transferee will be deemed to represent, warrant and covenant that it is not acquiring such Class B Certificate with the assets of an "employee benefit plan" subject to the employee retirement income security act of 1974, as amended ("ERISA"), a "plan" described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), any entity deemed to hold "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity, or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

                                  [END OF PAGE]

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Seller, the Servicer and the Master Trust Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                 NAVISTAR FINANCIAL SECURITIES CORPORATION
                                  as Seller


                                 By:    /s/ Andrew J. Cederoth
                                     ------------------------------------
                                        Andrew J. Cederoth
                                        Vice President and Treasurer


                                 NAVISTAR FINANCIAL CORPORATION
                                  as Servicer


                                 By:    /s/ Andrew J. Cederoth
                                     ------------------------------------
                                        Andrew J. Cederoth
                                        Vice President and Treasurer


                                 THE BANK OF NEW YORK
                                  as Master Trust Trustee


                                 By:    /s/ Jonathan Farber
                                     ------------------------------------
                                        Jonathan Farber
                                        Assistant Treasurer